                                 Exhibit 10.9

                              EMPLOYMENT AGREEMENT
                              --------------------



     THIS EMPLOYMENT AGREEMENT, dated as of August 12, 1996, is between OEO, INC., a Virginia corporation (the "Company"), and DENNIS J. SPINA (the
                                   -------
"Executive").  In consideration of the mutual covenants and representations
----------
herein contained and the mutual benefits derived herefrom, the parties, intending to be legally bound, covenant and agree as follows:

     1.  Purpose.  The Company is engaged in providing internet access services
         -------
and related products and services to both individuals and business entities (the "Business"). The Company wishes to employ the Executive, and the Executive has
 --------
agreed to be employed by the Company, on the terms and conditions herein provided.

     2.  Full-Time Employment of Executive - Duties and Status.
         -----------------------------------------------------

         (a) The Company hereby engages the Executive as a full-time executive employee to hold the office of Chief Executive Officer and President for the period (the "Employment Period") specified in Section 4(a) hereof, and the
             -----------------
Executive accepts such employment, on the terms and conditions set forth in this Agreement. Throughout the Employment Period, the Executive shall faithfully exercise such authority and perform such executive duties as are commensurate with the authority and duties of Chief Executive Officer and President of the Company and such other reasonable duties as may otherwise be assigned to him from time to time by the Company.

         (b) Throughout the Employment Period, the Executive shall (i) devote his full time and efforts to the business of the Company and will not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation which competes, conflicts or interferes with the performance of his duties hereunder in any way, excepting that the Executive shall be entitled, with the prior written approval of the Company, to serve on the board of directors of no more than two (2) corporations provided that such corporations are not engaged in and do not become engaged in any aspect of the Business and (ii) accept such additional office or offices to which he may be appointed by the Company, provided that the performance of the duties of such office or offices shall generally be consistent with the scope of the duties provided for in Section 2(a) hereof.

     (c) The Executive agrees to execute the Employee Proprietary Information and Inventions (the "Proprietary Rights Agreement"), attached hereto as Exhibit
                     ----------------------------
A, and to comply with the provisions thereof. The Executive understand that both entering into and complying with the terms of the Proprietary Rights Agreement is a condition to the Executive's continued employment with the Company and that failure to comply with the terms of the Proprietary Rights Agreement will constitute "cause" for purposes of this Agreement. The Executive further represents and warrants that his employment by the Company, and the performance by the Executive of his duties hereunder, will not violate any of the terms and conditions of any agreement with any previous employer.

     3.  Compensation and General Benefits.  As full compensation for his
         ---------------------------------
services to the Company, the Executive shall, during the Employment Period, be compensated as follows:

         (a) The Company shall pay to the Executive a salary (the "Salary")
                                                                   ------
based upon a per annum rate of Three Hundred and Sixty Thousand Dollars ($360,000). The Salary shall be payable in periodic equal installments not less frequently than monthly, less such sums as may be required to be deducted or withheld under applicable provisions of federal, state and local law, plus increases and minus decreases in the Salary, if any, as may be approved from time to time by the Compensation Committee.

         (b) Throughout the Employment Period and to the extent determined by the Compensation Committee in its discretion to be commensurate with the Executive's level of responsibility within the Company, the Executive shall be entitled to participate in such pension, profit sharing, bonus or incentive compensation, incentive, group and individual disability, group and individual life, survivor income, sickness, accident, dental, medical and health benefits and other plans of the Company or additional benefit programs, which may be established by the Company for its executive officers, as and to the extent any such benefit programs, plans and arrangements are or may from time to time be in effect, as determined by the Company in its discretion and pursuant to the terms hereof and as and to the extent that the Executive is eligible to participate in such plans under the terms of such plans. Notwithstanding the above the Executive shall be entitled to participate in any stock option plan that may be adopted by the Company in its discretion and in which any of the Company's executive employees participate, and the Company shall purchase a life insurance policy on the life of the Executive, the death benefit of which shall equal two
(2) times the Executive's annual salary and shall be payable to any beneficiary as designated by the Executive.

         (c) The Company shall reimburse the Executive from time to time for all reasonable and customary business expenses incurred by him in the performance of his duties hereunder, provided that the Executive shall submit vouchers and other supporting data to substantiate the amount of said expenses in accordance with Company policy from time to time in effect.

         (d) Throughout the Employment Period, the Executive shall be entitled to four (4) weeks of annual vacation, leave of absence, and leave for illness or temporary disability in accordance with the policies of the Company in effect from time to time for its executive officers. Vacation leave and leave of absence, if taken by the Executive, shall be taken at such times as are reasonably acceptable to the Company.

Any leave on account of illness or temporary disability which is short of Total Disability (as defined in Section 4(d)(ii) hereof) shall not constitute a breach by the Executive of his agreements hereunder even though leave on account of a Total Disability may be deemed to result in a termination of the Employment Period under the applicable provisions of this Agreement.

         (e) If the Company purchases and maintains at any time during the term of this Agreement one or more life insurance policies on the life of the Executive, in addition to any policies purchased pursuant to Section 3(b) hereof, in whatever amount or amounts which the Company deems desirable, the Company shall be the beneficiary of such policy or policies and the Executive shall cooperate with the Company and submit to such reasonable medical examinations as are necessary to enable the Company to purchase and maintain in full force and effect such additional insurance policy or policies.

         (f) The Company and the Executive have entered into an Option Agreement dated the date hereof (the "Option Agreement") attached hereto as Exhibit B,
                            ----------------
pursuant to which the Executive is entitled to purchase the aggregate of Seven Hundred and Seventy-Five Thousand (775,000) shares of Common Stock of the Company vesting over a period of three years, subject to certain other terms, conditions and provisions, all as more particularly set forth in the Option Agreement. The Executive hereby agrees that immediately upon the acquisition of any shares of Common Stock of the Company, the Executive shall enter into a shareholder's agreement substantially in the form attached hereto as Exhibit C.

     4.  Employment Period.
         -----------------

         (a) Duration.  The Employment Period shall commence on the date of this
             --------
Agreement and shall continue until the earlier of (i) the close of business on the day immediately preceding the three (3) year anniversary of this Agreement, or the anniversary date of any extension of this Agreement as provided in
Section 4(b) hereof, whichever later occurs (the "Expiration Date"), or (ii)
                                                  ---------------
termination of this Agreement by the Company with "cause" (as defined in Section 4(d)(i) hereof), or (iii) termination of this Agreement by the Company for any reason other than cause, or (iv) the Executive's resignation for "good reason" (as defined in Section 4(d)(iii), or (v) the Executive's resignation without "good reason", or (vi) the death or Total Disability of the Executive.

         (b) Extension of Employment Period. On the three (3) year anniversary
             ------------------------------
of the date of this Agreement, and on each one (1) year anniversary thereafter, the Employment Period shall be extended for an additional year, at the rate of compensation then in effect as determined pursuant to the provisions of Section 3(a), unless the Company or the Executive notifies the other in writing at least ninety (90) days prior to such anniversary of its or his election not to renew this Agreement.

         (c)  Payments Upon Termination.
              -------------------------

               (i) Except as otherwise provided herein, if the Executive's employment is terminated by the Company for any reason other than "cause" (as defined in Section 4(d)(i) hereof), or by the Executive for "good reason" (as defined in Section 4(d)(iii) hereof), at any time during the Employment Period or any extension thereof, the Company shall pay to, or provide for, as the case may be, the Executive, for the remainder of the Employment Period, at the times otherwise provided in this Agreement as if the Executive had not been terminated:

                   (A) his Salary as accrued through the date of termination and the remainder of the Employment Period, which Salary shall be payable in equal semi-annual installments during such period in accordance with existing payroll policies; and

                   (B) to the extent applicable, the sickness and health insurance programs to which he would have been entitled under this Agreement if he had remained in the employ of the Company for such period.

               (ii) If the Executive's employment is terminated (A) by the Company for "cause", or (B) by the Executive by resignation without "good reason", or (C) upon the death or due to the "total disability" (as defined in Section 4(d)(ii) hereof) of the Executive, then the Company shall have no further liability to the Executive, except (1) for the Salary which has accrued through the date of termination, which amounts shall be paid by the Company within thirty (30) days of such termination; (2) if the Executive's employment with the Company is terminated due to the Executive's death, then, as compensation for the Executive's services, the Executive's estate shall receive an amount equal to one half (1/2) of the annual Salary in effect, such amount being payable in six (6) equal monthly installments commencing on the last day of the month that includes the date of the Executive's death, and (3) for such other benefits as may be required to be provided by the Company under the provisions of applicable law.

               (iii) If the Executive's employment with the Company is terminated by the Company without cause within one (1) year of a Change in Control (as defined below) or the Executive resigns with good reason within one
(1) year of a Change in Control, then the Company shall pay to the Executive, in lieu of any amounts otherwise payable to the Executive by the Company pursuant to the provisions of Sections 4(c)(i)(A) and 4(c)(ii), as the case may be, the sum of One Million Eighty Thousand Dollars ($1,080,000), which amount shall be paid ratably by the Company in three equal annual installments beginning on the date thirty (30) days after such Change in Control is consummated (or date of resignation, if applicable) and on each one (1) year anniversary of such date thereafter.

               (iv) Notwithstanding any other provision of this Section 4(c), if the Executive violates any covenant, term or condition of this Agreement or the Proprietary Rights Agreement, the Company shall be entitled, in addition to any other remedies it may have hereunder or at law or in equity, to offset the amount of any payment otherwise due to the Executive pursuant to this Section 4(c) against any loss or damage incurred by the Company as a result of the Executive's violation of said covenant, term or condition.

               (v) Any and all payments or provisions for the payment of salary, benefits, perquisites and rights to Executive described in this Section 4(c) shall, notwithstanding any other provisions of this Agreement be construed in accordance with the applicable provisions of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), as such Section may from time to
                                       ----
time be amended and interpreted by regulation or judicial decision, in such manner as is possible to preclude the application under such Section of any disallowance, forfeiture, penalty, assessment or loss of tax benefit ("Tax
                                                                       ---
Loss") to either the Executive or the Company.
----
                          (A) The Executive and the Company agree that, should
the whole or any part or portion of the Executive's Salary, benefits, perquisites and rights upon termination under Section 4(c) (the "Gross
                                                                 -----
Benefits") be determined or construed to be excessive under Code Section 280G so
--------
as to prompt any Tax Loss to the Executive (the Gross Benefits less the Executive's Tax Loss shall be referred to as the "Net Benefits"), then, to the
                                                  ------------
extent it is possible to increase the amount of the Net Benefits by reducing the Gross Benefits because a reduction in Gross Benefits reduces the amount of the Executive's Tax Loss, then the Gross Benefits shall be reduced in such amount that maximizes the Net Benefits. To the extent that the Gross Benefits are reduced in accordance with this Section 4(c)(v)(A), the Executive's rights and benefits will be reduced in the following order of priority, or in such other order as determined by Executive:

                              (i)   incentive bonus payments, if any;

                              (ii)  welfare benefit plan payments;

                              (iii) stock option purchase payments under any
                                    qualified stock option plan;

                              (iv)  retirement benefits;

                              (v)   Incentive compensation payments; and

                              (vi)  base salary payments.

                          (B) If the parties within sixty (60) days cannot agree
as to whether a payment to the Executive is excessive under the Code, then, in order to facilitate this Agreement, the following procedures shall be followed to determine whether a payment results in a Tax Loss to the Executive under
Section 280G:

                              (i) Immediately upon termination after a Change in
Control and pursuant to written notice by the Executive or the Company, the Company's independent auditors shall choose Tax Counsel who is acceptable to the Executive. Tax Counsel shall be a person unaffiliated with both the Executive and the Company and who is either a certified public accountant who is a member of a "Big 6" accounting firm, or any attorney at law who is a member of a major law firm, and who is experienced in matters concerning Section 280G. Tax Counsel's fees and other costs shall be paid by the Company.

                              (ii) All or part of a payment or benefit due under
this Agreement shall be treated as resulting in a Tax Loss to the Executive under Section 280G if, in the written opinion of Tax Counsel, it is more likely than not that such payment or benefit will result in a Tax Loss to the Executive under Section 280G. In making this determination, Tax Counsel shall take into account all relevant facts and circumstances and may take into account such authorities as he deems relevant (and shall not be limited to those items that constitute "substantial authority" under Code Section 6661).

                              (iii) All opinions of Tax Counsel shall be binding
upon the Company and the Executive and, to the extent possible, shall be provided within 60 days of the Executive's termination of employment.

                              (iv) Immediately after Tax Counsel provides his
opinion and after any waiver by the Executive pursuant to paragraph (B) of this section, the Company shall pay or provide benefits to the Executive required by this Agreement.

               (d) Definitions.  When used in this Agreement, the words "cause",
                   -----------
"Total Disability" and "good reason" shall have the respective meanings set forth below:

                   (i) The term "cause" means: (A) the Executive's failure to perform his employment duties hereunder after reasonable notice to the Executive by the Board specifying such failure and providing the Executive with a reasonable opportunity to cure such failure given the context of the circumstances, as determined by the Board in the exercise of its reasonable discretion, (B) the Executive's breach of the covenants or agreements contained in this Agreement, the Proprietary Rights Agreement, or of any other material agreement or undertaking of the Executive, (C) the Executive's commission of a felony or any crime involving moral turpitude, fraud or misrepresentation, whether or not related to the business or property of the Company, (D) any act of the Executive against the Company intended to enrich the Executive in derogation of his duties to the Company, or (E) any willful or purposeful act or omission

(or any act or omission taken in bad faith) of the Executive having the effect of injuring the business or business relationships of the Company.

          (ii) To the extent permitted by applicable law, the term "Total Disability" means total disability as defined in the Company's group and individual disability plans, if any. If the Company does not have in existence such plans, then Total Disability shall mean:

                (y) The inability to perform the duties required hereunder for a continuous period of six (6) months during the Employment Period due to "mental incompetence" or "physical disability" as hereinafter defined. The Executive shall be considered to be mentally incompetent and/or physically disabled: (A) if he is under a legal decree of incompetency (the date of such decree being deemed the date on which such mental incompetence occurred for purposes of this
Section 4(d)); or (B) because of a "Medical Determination of Mental and/or Physical Disability." A Medical Determination of Mental and/or Physical Disability shall mean the written determination by: (1) the physician regularly attending the Executive, and (2) a physician selected by the Company, that because of a medically determinable mental and/or physical disability the Executive is unable to perform each of the essential functions of the Executive, and such mental and/or physical disability is determined or reasonably expected to last twelve (12) months or longer after the date of determination, based on medically available information. If the two physicians do not agree, they shall jointly choose a third consulting physician and the written opinion of the majority of these three (3) physicians shall be conclusive as to such mental and/or physical disability and shall be binding on the parties. The date of any written opinion which is conclusive as to the mental and/or physical disability shall be deemed the date on which such mental and/or physical disability commenced for purposes of this Section 4(d), if the written opinion concludes that the Executive is mentally and/or physically disabled. In conjunction with determining mental and/or physical disability for purposes of this Agreement, the Executive consents to any such examinations which are relevant to a determination of whether he is mentally and/or physically disabled, and which is required by any two (2) of the aforesaid physicians, and to furnish such medical information as may be reasonably requested, and to waive any applicable physician patient privilege that may arise because of such examination. All physicians selected hereunder shall be Board-certified in the specialty most closely related to the nature of the mental and/or physical disability alleged to exist.

                (z) For purposes of determining whether the Executive is mentally incompetent or physically disabled for the continuous six (6) month period specified in this Section 4(d), such disability shall be deemed to continue from the date of any legal decree of incompetency, or written opinion which is conclusive as to the mental and/or physical disability, through the date the legal decree expires or is otherwise revoked or removed, or the date on which the mental and/or physical disability has ceased, as the case may be, as set forth in a written opinion prepared by the physicians described in this
Section 4(d) pursuant to the procedures provided herein.

                    (iii) The term "resignation for good reason" or "good reason" means the following:

                           (A) the failure of the Company within ten (10) days
written notice by the Executive to the Board to make any payment due to the Executive hereunder;

                           (B) without the express written consent of the
Executive, any change by the Company in the Executive's function, duties, or responsibilities not generally consistent with those contemplated in Section 2 hereof, which is not rescinded within thirty (30) days after the Executive has given the Board written notice of such change which notice specifies in detail the change;

                           (C) any decrease in the Executive's base salary, life
or disability insurance coverage or benefits payable to the Executive or to which he is entitled other than a decrease in benefits which is part of a general decrease in benefits provided or payable to officers and other salaried employees of the Company;

                           (D) any material failure (other than a failure to
make payments) by the Company to comply with any of the provisions of this Agreement, which change or failure, as the case may be, continues unremedied for thirty (30) days after Executive has given the Board written notice of such change or failure which notice specifies in detail the change or failure, as the case may be;

                           (E) any failure by the Company to obtain the
assumption of this Agreement by any successor or assign of the Company.

                    (iv) The term "Change in Control" shall mean that subsequent to the effectiveness of a registration statement under the Securities Act of 1933 (the "Securities Act") filed on behalf of the Company:
           --------------

                           (A) any "person" (as such term is used in Sections
13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), is
                                                             ------------
or becomes the beneficial owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company; or

                           (B) a change of control of a nature that would be
required to be reported in response to Item 6(e) of Schedule 14A of the Regulation 14A promulgated under the Exchange Act as in effect on the date of this Agreement; or

                           (C)  there shall be consummated:

                              (I) any consolidation or merger or share exchange
of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or

                              (II) any sale, lease, exchange or other transfer
(in one transaction or a series of related transactions) of all, or a substantial portion, of the assets of the Company; or

                           (D) the stockholders of the Company approve a plan or
proposal for the complete or partial liquidation, dissolution or divisive reorganization of the Company.

          For purposes of this subparagraph (iv), the term "person" shall not be deemed to include any officer or director of the Company as of the date hereof or any such person's transferee if such transferee is related to such person by blood or marriage, or is affiliated with or controlled by such person.

                    (e) Disparaging Remarks. Throughout the Employment Period
                        -------------------
and during any period subsequent to the termination of the Employment Period during which the Executive receives any form of compensation from the Company, the Executive covenants to not make any disparaging remarks concerning the Company, its operations, or its employees, officers or directors to any persons either publicly or in private whether or not such disparaging remarks may be found to adversely affect the Company, its employees, officers, or directors.


          5.   Agreement Not to Compete.
               ------------------------

               (a) The Executive agrees with the Company that the services that the Executive shall render during the Employment Period are unique, special and of extraordinary character and that the Company shall be substantially dependent upon such services to develop and market its products and to earn a profit. Accordingly, in consideration for employment by the Company and compensation and other benefits, during the Employment Period, during any period subsequent to the termination of the Employment Period during which the Executive receives any form of compensation from the Company, and for a period of one (1) year after the Executive's employment is terminated, the Executive shall not directly or indirectly compete or interfere with the Company (or any division, subsidiary or other affiliate of the Company) in the research, development, manufacture, licensing, patenting or marketing of any direct or indirect internet access service, or any other service, equipment or devices functionally similar to or which may compete with a product, service or with technology of the Company.

          (b) The term "compete" as used herein means to engage directly or
                        -------
indirectly either as a proprietor, partner, employee, agent, consultant, director, officer, stockholder or in any other capacity or manner whatsoever. The phrase "interfere with" includes, but is not limited to, soliciting or
            --------------
selling services or products which provide similar functions to any of the Company's services or products to any current or potential customer of the Company. The provisions of this Section shall not prevent the Executive from investing any assets in securities of any corporation provided that such investments do not, directly or indirectly, result in the Executive, family members and other affiliates, collectively (i) owning beneficially at any time five percent (5%) or more of the equity securities of any corporation engaged in a business competitive with the Company, or (ii) otherwise being able to control or actively participate in the business decisions of such competing business.

          (c) The provisions of this Section 5 shall be enforced to the fullest extent permissible under the laws and public policies applied to each jurisdiction which enforcement is sought. If any particular provision or portion of this Section shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to interpret such provision or portion thereof so adjudicated to be invalid or unenforceable to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable, such amendment to apply only with respect to the operation of this Section in the particular jurisdiction in which such adjudication is made.

      6.   Notices.  Any notices, requests, demands and other communications
           -------
provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company.

      7.   Binding Agreement; Assignment.  This Agreement shall be effective
           -----------------------------
as of the date hereof and shall be binding upon and inure to the benefit of, the parties and their respective heirs, successors, assigns, and personal representatives, as the case may be. The Executive may not assign any rights or duties under this Agreement. As used herein, the successors of the Company shall include, but not be limited to, any successor by way of merger, consolidation, sale of all or substantially all of the assets, or similar reorganization or change in control.

      8.   Entire Agreement.  This Agreement and the Option Agreement
           ----------------
constitute the entire understanding of the Executive and the Company with respect to the subject matter hereof and supersede any and all prior understandings written or oral. This Agreement may not be changed, modified or discharged orally, but only by an instrument in writing signed by the parties.

      9.   Enforceability.  This Agreement has been duly authorized, executed
           --------------
and delivered and constitutes the valid and binding obligations of the parties hereto, enforceable in accordance with its terms. The undertakings herein shall not be construed as any limitation upon the remedies Company might, in the absence of this Agreement, have at law or in equity for any wrongs of the Executive.

          10.  Governing Law.  The validity and construction of this Agreement
               -------------
or any of its provisions shall be determined under the internal laws of the State of Delaware, without giving effect to its conflicts of laws provisions, and without regard to its place of execution or its place of performance. The parties irrevocably consent and agree to the exclusive jurisdiction of the Circuit Court of Fairfax County or the Federal courts for the Eastern District of Virginia, except for matters subject to Section 11 hereof. Each party waives all rights to a trial by jury in any suit, action or proceeding hereunder.

          11.  Arbitration.  The Company and the Executive mutually covenant and
               -----------
agree that if any controversy or dispute relating to this Agreement arises between them that cannot be resolved by negotiation, either party may, after providing written notice to the other party, submit such dispute to arbitration in Fairfax County, Virginia in accordance with the rules of the American Arbitration Association then in effect unless the rules of another association are mutually agreeable to the parties. The arbitrator appointed must be an attorney or retired judge who has experience with the principal issues to be arbitrated. Any reward or finding made pursuant to such arbitration shall in all respects be well and fairly kept and observed and may be imposed by judgment of the appropriate court in the Commonwealth of Virginia pursuant to the applicable laws relating thereto. Each party shall bear his or its own costs in connection with the arbitration, except that the cost of the arbitrator shall be borne by the party that the arbitrator, in his sole discretion, determines has not prevailed on a majority of the issues submitted to arbitration.

          12.  Severability.  If any one or more of the terms or provisions of
               ------------
this Agreement shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect or in the event that any one or more of the provisions of this Agreement operated or would prospectively operate to invalidate this Agreement, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Agreement and the remaining provisions of this Agreement shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

          13.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one Agreement

          14.  Amendments and Waivers.  This Agreement may, to the maximum
               ----------------------
extent permitted by applicable law, be amended by the parties, which amendment shall be set forth in an instrument executed by all of the parties. Any term, provision or condition of this Agreement (other than as prohibited by applicable law) may be waived in writing at any time by the party which is entitled to the benefits thereof.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.


                              EROL'S INTERNET, INC.


                              By:   /s/ Margaret A. Chittal
                                    -----------------------
                              Title:  Corporate Secretary
                                      -------------------


                              /s/ Dennis J. Spina
                              -------------------
                              Dennis J. Spina

                                   Exhibit A
                                   ---------

                             EROL'S INTERNET, INC.

                      EMPLOYEE PROPRIETARY INFORMATION AND
                              INVENTIONS AGREEMENT



          THIS EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT dated as of December 28, 1996, by and between EROL'S INTERNET, INC., a Delaware corporation (the "Company") and Dennis J. Spina (the "Employee"). In
                  -------                             --------
consideration of the mutual covenants and representations herein contained and the mutual benefits derived herefrom, the parties, intending to be legally bound, agree as follows:

          1.   Nondisclosure.
               -------------

               (a) At all times during employment and thereafter, the Employee shall hold in strictest confidence and shall not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with work for the Company, or unless an officer of the Company expressly authorizes such in writing. The Employee shall obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to his work at the Company and/or incorporates any Proprietary Information. The Employee hereby assigns to the Company any rights the Employee may have or acquire in such Proprietary Information and recognizes that all Proprietary Information shall be the sole property of the Company and its assigns.

               (b) The term "Proprietary Information" shall mean any and all
                             -----------------------
confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, Proprietary Information includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research,
                ----------
development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, the Employee is free to use information that is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and his own, skill, knowledge, know-how and experience to whatever extent and in whichever manner the Employee wishes.

          (c) The Employee understands, in addition, that the Company has received and in the future shall receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the
                          -----------------------
Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of employment and thereafter, the Employee shall hold Third Party Information in the strictest confidence and shall not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with his work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

          (d) During his employment by the Company, the Employee shall not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom the Employee has an obligation of confidentiality, and the Employee shall not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom the Employee has an obligation of confidentiality unless consented to in writing by that former employer or person. The Employee shall use in the performance of his duties only information which is generally known and used by persons with training and experience comparable to the Employee's own, which is common knowledge in the industry or is otherwise provided or developed by the Company.

     2.   Assignment of Inventions.
          ------------------------

          (a) The term "Property Rights" shall mean all trade secret, trademark,
                        ---------------
patent, copyright, mask work and other intellectual property rights throughout the world.

          (b) Inventions, if any, patented or unpatented, which the Employee made prior to the commencement of employment with the Company are excluded from the scope of this Agreement.

          (c) Subject to Sections 2(d), and 2(f), the Employee hereby assigns and agrees to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by the Employee, either alone or jointly with others, during the period of employment with the Company to the extent that such Inventions are made or conceived or reduced to practice or learned by the Employee (i) during the any time that the Employee either is physically present on the Company's premises or is utilizing any property owned or leased by the Company, or (ii) based on any information or knowledge gained by the Employee through his employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as "Company Inventions."
                            ------------------

          (d) The Employee recognizes that, in the event of a specially applicable state law, regulation, rule, or public policy ("Specific Inventions
                                                           -------------------
Law"), this Agreement shall not be deemed to require assignment of any invention
---
which qualifies fully for protection under a Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on the Employee's own time without using the Company's equipment, supplies, facilities, or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by the Employee for the Company. In the absence of a Specific Inventions Law, the preceding sentence shall not apply.

          (e) During the period of employment and for one (1) year after termination of employment with the Company, the Employee shall promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by the Employee, either alone or jointly with others. In addition, the Employee shall promptly disclose to the Company all patent applications filed by the Employee or on behalf within one (1) year after termination of employment. At the time of each such disclosure, the Employee shall advise the Company in writing of any Inventions that the Employee believes fully qualify for protection under the provisions of a Specific Inventions Law; and the Employee shall at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Employee shall preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

          (f) The Employee also agrees to assign all right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

          (g) The Employee acknowledges that all original works of authorship which are made by the Employee (solely or jointly with others) within the scope of employment and which may be protected by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

          (h) The Employee shall assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end the Employee shall execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, the Employee shall execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. The Employee's obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of employment and the Company shall compensate the Employee at a reasonable rate after termination for the time actually spent by the Employee at the Company's request on such assistance.

          (i) In the event the Company is unable for any reason, after reasonable effort, to secure the Employee's signature on any document needed in connection with the actions specified in the preceding paragraph, the Employee hereby irrevocably appoints the Company and its duly authorized officers and agents as the Employee's agent and attorney in fact to act for and in the Employee's behalf to sign, execute, verify and file any and all documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by the Employee. The Employee hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which the Employee now or may hereafter have for infringement of any proprietary rights assigned to the Company.

     3.   Agreement not to Compete.
          ------------------------

          (a) The Employee agrees with the Company that the services which the Employee shall render during the term of employment are unique, special and of extraordinary character and that the Company shall be substantially dependent upon such services to develop and market its products and to earn a profit. Accordingly, in consideration for employment by the Company and compensation and other benefits, during the period of employment the Employee shall not directly or indirectly compete with the Company (or any division, subsidiary or other affiliate of the Company) in the research, development, manufacture, licensing, patenting or marketing of any direct or indirect internet access service, or any other service, equipment or devices functionally similar to or which may compete or interfere with a product, service, or technology of the Company unless the Employee has disclosed all material aspects of any activity that may compete or interfere with a product, service, or technology of the Company to an officer of the Company and such officer has approved the Employee's conduct of such activity in writing.

          (b) The term "compete" as used herein means to engage directly or
                        -------
indirectly either as a proprietor, partner, employee, agent, consultant, director, officer, stockholder or in any other capacity or manner whatsoever. The phrase "interfere with" includes, but is not limited to, soliciting or
            --------------
selling services or products which provide similar functions to any of the Company's services or products to any current or potential customer of the Company. The provisions of this Section shall not prevent the Employee from investing any assets in securities of any corporation provided that such investments do not, directly or indirectly, result in the Employee, his spouse or his children collectively (i) owning beneficially at any time five percent (5%) or more of the equity securities of any corporation engaged in a business competitive with the Company, or (ii) otherwise being able to control or actively participate in the business decisions of such competing business.

          (c) The provisions of this Section 3 shall be enforced to the fullest extent permissible under the laws and public policies applied to each jurisdiction which enforcement is sought. If any particular provision or portion of this Section 3 shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to interpret such provision or portion thereof so adjudicated to be invalid or unenforceable to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable, such amendment to apply only with respect to the operation of this
Section in the particular jurisdiction in which such adjudication is made.

     4.   No Conflicting Employment; No Inducement of other Employees or
          --------------------------------------------------------------
          Solicitation of Customers.
          -------------------------

     The Employee agrees that during the period of employment by the Company the Employee shall not, without the Company's express written consent, engage in any other employment or business activity directly related to the business in which the Company is now involved or becomes involved, nor shall the Employee engage in any other activities which conflict with the Employee's obligations to the Company. For the period of employment by the Company and for one (1) year after the date of termination of employment by the Company the Employee shall not (a) induce any employee of the Company to leave the employ of the Company or (b) solicit the business of any client or customer of the Company (other than on behalf of the Company).

     If any restriction set forth in this Section 4 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     The Employee hereby covenants that he shall not represent in any manner whatsoever to any party that any of the activities in which he engages pursuant to this Section 4 or Section 3(a) are being conducted either on behalf or for the benefit of the Company, or that the Company has any knowledge of such activities other than as set forth in the written approval provided by the Company to the Employee to engage in such activities. The Employee hereby agrees to indemnify and hold harmless the Company for the amount of any claim, liability, obligation, or indebtedness of any nature whatsoever arising from any activity in which the Employee engages pursuant to this Section 4 and Section 3(a).

     5.   No Conflicting Obligations.
          --------------------------

     The Employee represents that performing of all the terms of this Agreement and as an employee of the Company does not and shall not breach any agreement to keep in confidence information acquired by the Employee in confidence or in trust prior to employment by the Company. The Employee has not entered into, and the Employee agrees not to enter into, any agreement either written or oral in conflict herewith.

     6.   Return of Company Documents.
          ---------------------------

     When the Employee leaves the employ of the Company, the Employee shall deliver to the Company (and shall not keep in his possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded) belonging to the Company, its successors or assigns. The Employee further agrees that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, the Employee shall cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel.

     7.   Notification of New Employee.
          ----------------------------

     In the event that the Employee leaves the employ of the Company, the Employee hereby consents to the notification of the new employer of the Employee's rights and obligations under this Agreement.

     8.   Legal and Equitable Remedies.
          ----------------------------

     Because the Employee's services are personal and unique and because the Employee may have access to and become acquainted with the proprietary information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond, and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

     9.   General Provisions.
          ------------------

          (a) The Employee agrees and understands that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with the Employee's right or the Company's right to terminate the Employee's employment at any time, with or without cause as more fully set forth in the Employment Agreement between the Employee and the Company to which this Agreement is attached as Exhibit A.

          (b) The validity and construction of this Agreement or any of its provisions shall be determined under the laws of the State of Delaware, without giving effect to its conflicts of laws provisions, and without regard to its place of execution or its place of performance. The parties irrevocably consent and agree to the exclusive jurisdiction of the Circuit Court for Fairfax County or the United States District Court for the Eastern District of Virginia and to service of process for it and on its behalf by certified mail, for resolution of all matters involving this Agreement or the transactions contemplated hereby. Each party waives all rights to a trial by jury in any suit, action or proceeding hereunder.

          (c) This Agreement sets forth the final, complete and exclusive agreement and understanding between the Company and the Employee relating to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged. Any subsequent change or changes in duties, salary or compensation shall not affect the validity or scope of this Agreement.

          (d) If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions shall continue in full force and effect.

          (e) This Agreement shall be binding upon the Employee's heirs, executors, administrators and other legal representatives and shall be for the benefit of the Company, its successors and its assigns.

          (f) The provisions of this Agreement shall survive the termination of the Employee's employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

          (g) No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     THE EMPLOYEE UNDERSTANDS THAT THIS AGREEMENT AFFECTS HIS RIGHTS TO INVENTIONS THAT HE MAKES DURING HIS EMPLOYMENT, AND RESTRICTS HIS RIGHTS TO DISCLOSE OR USE THE COMPANY'S PROPRIETARY INFORMATION DURING OR SUBSEQUENT TO HIS EMPLOYMENT.

     THE EMPLOYEE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.


                                                EROL'S INTERNET, INC.

                                       By:      /s/ Orhan Onaran
                                                ----------------

                                       Its:     Senior Vice President
                                                ---------------------

                                                  /s/ Dennis J. Spina
                                                  -------------------
                                                    Dennis J. Spina

                                   Exhibit B
                                   ---------

                     Non-Qualified Stock Option Agreement
                               See Exhibit 10.13

                                   Exhibit C
                                   ---------

                            Stockholders' Agreement
                               See Exhibit 10.5